Exhibit 5.1

August 9, 2024

ParaZero Technologies Ltd.

1 Hatachana St.,

Kfar Saba, Israel 4453001

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel to ParaZero Technologies Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its preparation of a Registration Statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”) which registers the offer, issuance and sale by the Company, from time to time, of up to $50 million, in the aggregate, of any one or more of the following types of securities, individually or in units:

(a) ordinary shares, par value NIS 0.02 per share (“Ordinary Shares”) of the Company (the “Shares”); and

(b) warrants to purchase Ordinary Shares (“Warrants” and, collectively, the Shares and the Warrants are referred to herein as the “Securities”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement.

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement, to which this opinion letter is filed as an exhibit; (ii) the articles of association of the Company, as currently in effect (the “Articles”); (iii) resolutions adopted by the board of directors of the Company (the “Board”) pursuant to which the filing of the Registration Statement and the actions to be taken in connection therewith were approved; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have also made inquiries of such officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the due execution and delivery of all documents by parties where due execution and delivery are a prerequisite to the effectiveness thereof. We have further assumed that the documents or copies thereof examined by us are true, complete and up-to-date and have not been amended, supplemented, rescinded, terminated or otherwise modified and that all written consents or minutes of meetings of the Board and, if applicable, the shareholders of the Company, that have been provided to us have been properly prepared in accordance with the Articles and all applicable laws. We have assumed, in addition, that at the time of the execution and delivery of any definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the Securities may be issued or sold (a “Securities Agreement”), the Securities Agreement will be the valid and legally binding obligation of such third party, enforceable against such third party in accordance with its terms. We have further assumed that at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. As to all questions of fact relevant to the matters set forth herein, we did not independently establish or verify such facts and we have relied, without independent investigation, upon statements, certificates or comparable documents of officers or representatives of the Company and of public officials. We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

Based upon and subject to the assumptions, limitations and qualifications stated in this opinion letter, we are of the opinion that:

1. With respect to the Shares, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance or sale of any Shares, the terms of the offering thereof and related matters (for purposes of this paragraph 1, the “Authorizing Resolutions”), (b) the effectiveness of the Registration Statement and any amendments thereto (including any post-effective amendments), and that such effectiveness shall not have been terminated or rescinded, (c) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Shares in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) the approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Securities Agreement pursuant to which the Shares may be issued or sold, and (e) the receipt by the Company of the consideration for the Shares as provided for in the Authorizing Resolutions and in accordance with the provisions of any applicable Securities Agreement, such Shares will be validly issued, fully paid and non-assessable.

2. With respect to the Warrants, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance or sale and terms of any Warrants, the terms of the offering thereof and related matters (for purposes of this paragraph 2, the “Authorizing Resolutions”), (b) the effectiveness of the Registration Statement and any amendments thereto (including any post-effective amendments), and that such effectiveness shall not have been terminated or rescinded, (c) the approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Securities Agreement pursuant to which the Warrants may be issued or sold and the due authorization, execution and delivery of any certificates or warrant agreement(s) (the “Warrant Agreement”) relating to the Warrants, (d) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Warrants in compliance with the Securities Act and the applicable rules and regulations thereunder, (e) the entry by the Company into, and performance by the Company under, any applicable Warrant Agreement(s), pursuant to which the Warrants may be issued or sold, (f) the due execution and counter-signature, in accordance with the provisions of the Warrant Agreement(s), and due issuance, sale and delivery, in accordance with the provisions of any such Warrant Agreement, the Registration Statement and the prospectus included therein and an appropriate prospectus supplement, of the Warrants and (g) the receipt by the Company of the consideration for the Warrants as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement and Warrant Agreement, such Warrants will be validly issued, fully paid and non-assessable. In addition, subject to the above in this paragraph 2, the Ordinary Shares underlying the Warrants, when issued and sold by the Company upon the exercise of the Warrants in accordance with their terms and delivered by the Company against receipt of the consideration therefor as shall be determined by the Board and in accordance with and in the manner described in the Warrants and the Warrant Agreement(s), will be validly issued, fully paid and non-assessable.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis. The opinions expressed herein are based upon the laws of Israel that are in effect on the date hereof that have been published and are generally available on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which Securities are to be issued (including, without limitation, the Authorizing Resolutions, a Securities Agreement (if applicable), a Warrant Agreement (if applicable) and an appropriate prospectus supplement), in order for us to supplement or amend this opinion letter, if at all, as we may reasonably consider necessary or appropriate.

We have assumed that, at the time of issuance or sale of any Securities, to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of Ordinary Shares that the Company is authorized to issue shall have been increased in accordance with the Company’s Articles and applicable law such that a sufficient number of Ordinary Shares are authorized and available for issuance under the Articles.

We are members of the Bar of the State of Israel, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of rendering the opinions set forth herein, made any investigation of the laws of any jurisdiction other than Israel. This opinion letter is limited to the matters expressly stated herein and no opinion may be inferred or implied beyond the matters expressly stated herein to be our opinion.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and, if applicable, “Enforcement of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of any change of law that occurs, or of any facts, circumstances, events or developments that may be brought to our attention after the date of this opinion letter, even if they may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Gornitzky & Co., Advocates
Gornitzky & Co., Advocates